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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation of Los Angeles:

We consent to the inclusion in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles of our report dated February 13, 1997, except for Note 15 as to which the date is February 19, 1997, on our audits of the consolidated financial statements of Chancellor Radio Broadcasting Company and Subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                            PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
November 5, 1998